UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne,	Indiana	46809
(Address of principal executive offices)		(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value	FELE	NASDAQ	Global Select Market
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 14, 2024, Franklin Electric Co., Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) with the Securities and Exchange Commission pursuant to which the Company reported that the Board of Directors (the “Board”) of the Company had appointed Joseph Ruzynski as Chief Executive Officer and a member of the Board effective July 1, 2024. This Amendment No. 1 is being filed to correct the description of Mr. Ruzynski’s employment history with Pentair plc. This Amendment No. 1 amends the Initial 8-K by replacing the third full paragraph thereof with the following:

“Mr. Ruzynski, age 49, joins Franklin Electric from nVent Electric plc (NYSE: NVT), a global leader in electrical connection and protection solutions, where he served as President of the Enclosures Segment since 2018. Prior to that, he held various leadership roles at Pentair plc, a global water technology company, including Vice President/General Manager of Engineered Solutions for Valves and Controls and Vice President/General Manager of Fluid Motion.”

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer

Gregg C. Sengstack, Chief Executive Officer of Franklin Electric Co., Inc. (the “Company”) and Chairperson of the Company’s Board of Directors (the “Board”) notified the Board of his intention to retire from his position as Chief Executive Officer upon the appointment of his successor . Mr. Sengstack will remain with the Company as Executive Chairperson.

Appointment of New Chief Executive Officer

The Board announced that it will appoint Joseph Ruzynski as Chief Executive Officer, effective July 1, 2024, at which time Mr. Sengstack will retire as Chief Executive Officer.

Mr. Ruzynski, age 49, joins Franklin Electric from nVent Electric plc (NYSE: NVT), a global leader in electrical connection and protection solutions, where he served as President of the Enclosures Segment since 2018. Prior to that, he held various leadership roles at Pentair plc, a global water technology company, including Vice President/General Manager of Engineered Solutions for Valves and Controls and Vice President/General Manager of Fluid Motion.

Mr. Ruzynski does not have a direct or indirect material interest in any transaction with the Company and there is no arrangement or understanding between Mr. Ruzynski and any other person pursuant to which Mr. Ruzynski was selected to serve as the Chief Executive Officer of the Company. Mr. Ruzynski is not related to any member of the Board or any executive officer of the Company.

In connection with his appointment, the Board approved a compensation package pursuant to which Mr. Ruzynski will receive an annual base salary of $900,000 and an annual target bonus opportunity equal to 100% of his base salary, prorated for 2024. In addition, on July 1, 2024 (the “Grant Date”), Mr. Ruzynski will receive: (i) a signing bonus of $250,000, and (ii) an equity grant award with an estimated target total value of $5,250,000, consisting of fifty percent (50%) performance stock units, twenty five percent (25%) restricted stock awards and twenty five percent (25%) stock options. The performance stock units will vest based on the achievement of performance goals over the applicable performance period, subject to continued service. The restricted stock awards and stock options will be subject to the vesting schedules and terms and conditions contained in their respective grant agreements. The number of restricted stock awards and performance stock units will be determined by dividing the applicable grant date fair value by the closing price of the Company’s common stock on the Grant Date. Mr. Ruzynski will also receive assistance in his relocation to the Fort Wayne area.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K/A, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: May 22, 2024	By	/s/ Jeffery L. Taylor
Jeffery L. Taylor
Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)